UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2011

ICOP DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1403152
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: 913-338-5550
N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03       Bankruptcy or Receivership

On January 21, 2011, we filed a voluntary petition for relief in the United States Bankruptcy Court for the District of Kansas, Kansas City Division, under Chapter 11 of the US Bankruptcy Code, Case No.11-20140-1l-rdp.

On January 28, 2011, the Bankruptcy Court held a hearing the following Motions of the Debtor, (1) Emergency Motion For Interim And Final Orders (1) Authorizing Debtor To Obtain Post Petition Financing Pursuant To 11 U.S.C §§ 105, 363, 364(C)(1), 364(C)(2), 364(D)(1), And 503(B)(1); (Ii) Authorizing Debtor To Enter Into A Letter Of Intent For The Sale Of Assets And Approving Purchase Protection Provisions; (Iii) Determining Amount Owed To FCC, LLC And Ordering Assignment Of Liens And Lockbox; And (Iv) Scheduling A Final Hearing Pursuant To Fed. R. Bank. P. 2002, 4001 And 9014 (the “Financing Motion”); and (2) Debtor’s Expedited Motion To Approve (I) Letter Of Intent And Purchaser Protection Provisions, (Ii) Sale Procedure And Form Of Notice, And (Iii) Certain Bid Protections (the “LOI Motion”)  (collectively the “Interim Motions”).  At the conclusion of the hearing the Bankruptcy Court approved each of our Interim Motions pursuant to separate Orders of the Court, (the “Interim Orders”) and set the date for final hearing on the Financing Motion for February 16, 2011.

Pursuant to the Interim Order on the Financing Motion, entered on January 31, 2011, we are authorized, pending approval at the time of the final hearing, to obtain credit and borrow up to $500,000 from Safety Vision, LLC, and/or its assigns, (“Safety Vision”) in accordance with the Debtor In Possession Credit Agreement. As security, Safety Vision is granted, pursuant to sections 364(c)(1), 364(c)(2), and (c)(3) and (d)(1) of the Bankruptcy Code, valid, enforceable, and perfected security interests in and liens of the highest available priority on all of our assets, junior only to the liens held by Bank of Blue Valley in unimproved real estate that we own and a deposit account at Bank of Blue Valley.

Pursuant to an additional Interim Order entered on January 31, 2011, the Bankruptcy Court approved our Letter of Intent (“LOI”) with Safety Vision to purchase substantially all of our operating assets, (the “Assets”) and further, approved certain purchaser protection provisions in favor of Safety Vision. Pursuant to the LOI, Safety Vision has agreed to purchase the Assets for the sum of Eight Hundred Thousand and No/100 Dollars ($800,000.00) cash, plus 50% of the actual net collections from our accounts receivable. The Court will allow third parties the opportunity to bid on the purchase of the Assets, subject to the bid procedures approved by the Court and purchaser protection provisions in favor of Safety Vision. In order to participate in any bidding process, a competing bidder must, no later than 5:00 p.m. Central Standard Time on February 25, 2011, have provided the Debtor with evidence of its financial ability to consummate a transaction substantially similar to the Asset Purchase Agreement immediately upon entry of the order approving the sale, which the Debtor anticipates shall occur on March, 4, 2011, at 10:00 a.m.

We are a Debtor-in-Possession in the Bankruptcy Proceeding. Among the purposes for which the Bankruptcy Proceeding was filed was to arrange for a sale of our assets in bankruptcy. There can be no assurance an asset sale will be consummated, nor whether any such sale would produce any proceeds for distribution to our shareholders.

Forward-Looking Statements

This report contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to material known and unknown risks, uncertainties and contingencies. These forward-looking statements include information about our Chapter 11 proceeding, the Letter of Intent with Safety Vision, proposed debtor-in-possession financing to be provided by Safety Vision and the proposed transaction described in the Letter of Intent. In some cases, you may identify forward-looking statements by words such as "may," "should," "plan," "intend," "potential," "continue," "believe," "expect," "predict," "anticipate," and "estimate," the negative of these words or other comparable words. These statements are only predictions and expressions of belief. You should not place undue reliance on these forward-looking statements. These forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, and involve a number of risks, uncertainties and contingencies that could cause actual results and events to differ materially from the statements made. Such factors include, among other things, the risks and uncertainties described in "Forward-Looking Statements" in our current reports on form 8-K prior to and during the pendency of the Chapter 11 proceeding, which are on file with the U.S. Securities and Exchange Commission, and our ability to sell our assets in a Chapter 11 proceeding and whether any such sale would yield sufficient proceeds for distribution to our shareholders. Readers are strongly encouraged to consider these factors when evaluating forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 2 , 2011	ICOP DIGITAL, INC.

By: /s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer